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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

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                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported):  February 5, 2001


                           HANOVER COMPRESSOR COMPANY
               (Exact Name of Registrant as Specified in Charter)


    Delaware                          1-13071                 75-2344249
(State or Other              (Commission File Number)        (IRS Employer
 Jurisdiction of                                          Identification No.)
 Incorporation)
12001 North Houston Rosslyn                                       77086
Houston, Texas  77086                                          (Zip Code)
(Address of Principal Executive Offices)

      Registrant's telephone number, including area code:  (281) 447-8787
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Item 5.  Other Events.
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     See the following press release announcing the proposed public offering of
10 million shares of common stock and $150 million of convertible senior notes.

HANOVER COMPRESSOR COMPANY ANNOUNCES CONCURRENT OFFERING OF 10 MILLION SHARES OF COMMON STOCK AND $150 MILLION CONVERTIBLE SENIOR NOTES

HOUSTON--(BUSINESS WIRE)--Feb. 5, 2001--Hanover Compressor Company (NYSE: HC -
                                                                          --
news) today announced a proposed public offering of 10 million shares of common
----
stock and $150 million of convertible senior notes. In the offering of common stock, Hanover intends to sell 2.5 million shares and certain selling stockholders intend to sell 7.5 million shares. Hanover plans to use the net proceeds from both offerings for working capital and general corporate purposes, including potential acquisitions. Initially, Hanover plans to use most of the proceeds to repay a portion of the outstanding indebtedness under its revolving credit facility.

The underwriters of the offering of common stock include Goldman, Sachs & Co., Credit Suisse First Boston, Salomon Smith Barney, JP Morgan, Dain Rauscher Wessels and First Union Securities, Inc. The underwriters of the offering of the convertible senior notes include Goldman, Sachs & Co., Salomon Smith Barney, Credit Suisse First Boston and JP Morgan.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

The common stock is being offered in connection with a distribution of 2,500,000 shares by Hanover and 7,500,000 shares by certain selling stockholders. The convertible senior notes are being offered in connection with a distribution by Hanover. The issue of both the 2,500,000 shares of common stock by Hanover and the convertible senior notes would represent new financing.

A written prospectus meeting the requirements of Section 10 of the Securities Act of 1933 may be obtained, at no cost to you, by writing or telephoning Hanover at the following address:

                           Hanover Compressor Company
                          12001 North Houston Rosslyn
                              Houston, Texas 77086
                         Attention Corporate Secretary
                           Telephone:  (281) 447-8787
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                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HANOVER COMPRESSOR COMPANY

Date:    February 5, 2001     By:  /s/ Michael J. McGhan
                                   ---------------------
                              Name:  Michael J. McGhan
                              Title:  President and Chief Executive Officer